EXHIBIT 99.1

SYSCO                                                                 [LOGO]
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  SYSCO Corporation                                                NEWS RELEASE
  1390 Enclave Parkway
  Houston, Texas 77077-2099                         FOR MORE INFORMATION
  (281)584-1390                                     CONTACT: John M. Palizza
                                                             Assistant Treasurer
                                                             (281) 584-1308

               SYSCO'S THIRD QUARTER NET EARNINGS INCREASE 16.3%,
                             DILUTED EPS RISE 15.4%


     HOUSTON, APRIL 26, 2004 -- SYSCO Corporation (NYSE: SYY), North America's leading foodservice marketer and distributor, today announced results for the third quarter of its fiscal year 2004 that ended March 27, 2004.

THIRD QUARTER HIGHLIGHTS:

  o Net earnings climbed 16.3% to $195.8 million vs. $168.4 million in last year's third quarter
  o Diluted earnings per share rose 15.4% to $0.30 compared to $0.26 in the same period last year
  o Sales increased 9.9% to $7.0 billion vs. $6.4 billion in the third quarter of fiscal 2003
  o Operating expenses as a percent to sales declined 70 basis points, or to 14.35% compared to 15.05% in the same period last year

     Richard J. Schnieders, SYSCO's chairman and chief executive officer, said, "I am extremely proud of the way our associates performed during the third quarter. They quite literally weathered the storm and in the process helped our customers do the same. Our sales and earnings performance was exceptional in a quarter which historically has been a soft period and which this year was marked by eight weeks of severe winter weather in a number of markets. The continued implementation of business development and business relationship strategies, the sharing of best business practices, and our expense reduction efforts all contributed to the strong third quarter results.

     "Another equally encouraging sign was that the sales momentum our companies exhibited in the final weeks of the third quarter continued as we began the fourth quarter," continued Mr. Schnieders. "In fact, the fourth quarter opened with record sales of $583.4 million for the week ended April 3, 2004 and we are very encouraged about our fourth quarter pportunities."

     "The uncharacteristically high food cost inflation we have experienced in the last 12 months is slowly declining, although during the quarter inflation continued to impact many of our product categories, including dairy, canned and dry goods, fresh and frozen meats, poultry and produce." Mr. Schnieders added that acquisitions contributed 0.4 percent to the overall sales growth of 9.9 percent in the quarter while food cost inflation for the quarter was 5.2 percent. During the same period last year acquisitions represented 7.3 percent of sales growth and food cost inflation was 0.8 percent.

     "During the quarter we continued appointing sales management personnel to the newly created positions of either business development manager or business relationship manager," concluded Mr. Schnieders. "The individuals charged with business development assist marketing associates in cultivating new customer relationships, while the business relationship managers team with marketing associates to strengthen the partnerships they already have with existing customers. We are encouraged by the early success of this program and believe the additional focus it provides will be very beneficial to our customers."

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     Thomas E. Lankford,  SYSCO's president and chief operating  officer,  said,
"Our operating companies once again did an exceptional job in controlling expenses, which as a percent to sales declined 70 basis points in the quarter. Two key components contributed to this performance. First, by increasing pieces per stop and pieces per trip, our delivery vehicles were more efficiently utilized and our delivery costs were reduced. Secondly, the activity based compensation (ABC) programs for delivery associates enhanced productivity and performance in the quarter. In doing so, the ABC program provided an opportunity for our associates to earn more while minimizing overtime costs."

     Mr. Lankford also stated that the company's Fargo, North Dakota broadline fold-out was completed and began distributing products during the third quarter and that fold-out facilities in Post Falls, Idaho and Oxnard, California, are progressing according to plan. SYSCO also announced the acquisition of Overton Distributors, Inc., a produce distribution company with locations in Raleigh and Charlotte, North Carolina and Nashville, Tennessee. That acquisition was completed at the beginning of the fourth quarter.

     "Capital expenditures have totaled $379 million for the three quarters of the fiscal year, of which $131 million was spent in the third quarter," Mr. Lankford continued. "The National Supply Chain project continued to progress according to plan during the quarter and to date $183 million has been expended on the project since it began in fiscal 2002." Mr. Lankford added that third quarter expenditures for the Northeast Redistribution Center were $28 million, $25 million of which was capitalized. The Company expects total capital expenditures for the year to be approximately $500 million.

     SYSCO is the largest foodservice marketing and distribution organization in North America, providing food and related products and services to approximately 420,000 restaurants, healthcare and educational facilities, lodging establishments and other foodservice customers. The company generated sales of $27.5 billion for calendar year 2003. SYSCO's operations are located throughout the United States and Canada and include broadline companies, specialty produce and custom-cut meat operations, Asian foodservice and hotel supply operations and SYGMA, the company's chain restaurant distribution subsidiary. For more information about SYSCO visit the company's Internet home page at www.sysco.com. As previously announced, SYSCO's third quarter 2004 earnings conference call will be held at 10:00 a.m. eastern time on Monday, April 26, 2004. A live webcast of the call, as well as a copy of this press release, will be available online at www.sysco.com under Investor Relations.

Forward-Looking Statements

     Certain statements made herein are forward-looking statements under the Private Securities Litigation Reform Act of 1995. They include statements regarding SYSCO's fourth quarter opportunities and the expected impact of sales management strategies and the ABC program, as well as statements regarding inflationary trends, capital expenditures and the expected timing, cost and benefits of fold-outs, its national supply chain project and northeast redistribution center. These statements involve risks and uncertainties and are based on management's current expectations and estimates; actual results may differ materially. Those risks and uncertainties that could impact these statements include the risks relating to the foodservice distribution industry's relatively low profit margins and sensitivity to general economic conditions, including the current economic environment; SYSCO's leverage and debt risks; the successful completion of acquisitions and integration of acquired companies; the risk of interruption of supplies due to lack of long-term contracts, severe weather, work stoppages or otherwise; construction schedules; management's allocation of capital and the timing of capital purchases such as fleet and equipment; competitive conditions; labor issues; and internal factors such as the ability to control expenses. For a discussion of additional factors that could cause actual results to differ from those described in the forward-looking statements, see the Company's Annual Report on Form 10-K for the fiscal year ended June 28, 2003 as filed with the Securities and Exchange Commission.

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                                SYSCO CORPORATION
                 CONSOLIDATED RESULTS OF OPERATIONS (Unaudited)
                      (In Thousands Except for Share Data)

                                                                          FOR THE 13-WEEK PERIOD ENDED
                                                                  ---------------------------------------
                                                                  MARCH 27, 2004          MARCH 29, 2003
                                                                  ---------------         ---------------
Sales                                                               $  7,025,585            $  6,395,278

Costs and expenses
    Cost of sales                                                      5,684,192               5,144,473
    Operating expenses                                                 1,008,493                 962,459
    Interest expense                                                      15,737                  18,276
    Other, net                                                            (1,250)                 (2,661)
                                                                  ---------------         ---------------
Total costs and expenses                                               6,707,172               6,122,547
                                                                  ---------------         ---------------
Earnings before income taxes                                             318,413                 272,731

Income taxes                                                             122,589                 104,320
                                                                  ---------------         ---------------
Net earnings                                                        $    195,824            $    168,411
                                                                  ===============         ===============
Basic earnings per share                                            $       0.31            $       0.26
                                                                  ===============         ===============
Diluted earnings per share                                          $       0.30            $       0.26
                                                                  ===============         ===============
Average shares outstanding                                           642,038,004             649,267,210
                                                                  ===============         ===============
Diluted average shares outstanding                                   663,097,806             657,994,124
                                                                  ===============         ===============
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Comparative segment sales data for the third quarter of fiscal years 2004 and
2003 are summarized below.

                                                                        FOR THE 13-WEEK PERIOD ENDED
(Unaudited)                                                      ----------------------------------------
($000)                                                            MARCH 27, 2004           MARCH 29, 2003
SALES                                                            ----------------          --------------
    Broadline                                                       $  5,648,123            $  5,247,872
    SYGMA                                                                873,344                 713,334
    Other                                                                574,401                 502,378
    Intersegment Sales                                                   (70,283)                (68,306)
                                                                 ----------------          --------------
Total Sales                                                         $  7,025,585             $ 6,395,278
                                                                 ================          ==============
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


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                                SYSCO CORPORATION
                 CONSOLIDATED RESULTS OF OPERATIONS (Unaudited)
                      (In Thousands Except for Share Data)


                                                                        FOR THE 39-WEEK PERIOD ENDED
                                                                  ---------------------------------------
                                                                  MARCH 27, 2004          MARCH 29, 2003
                                                                  ---------------         ---------------
Sales                                                               $ 21,196,386            $ 19,168,497

Costs and expenses
    Cost of sales                                                     17,107,358              15,396,893
    Operating expenses                                                 3,029,682               2,860,384
    Interest expense                                                      50,744                  52,607
    Other, net                                                           (10,285)                 (8,679)
                                                                  ---------------         ---------------
Total costs and expenses                                              20,177,499              18,301,205
                                                                  ---------------         ---------------
Earnings before income taxes                                           1,018,887                 867,292

Income taxes                                                             392,271                 331,740
                                                                  ---------------         ---------------
Net earnings                                                        $    626,616            $    535,552
                                                                  ===============         ===============
Basic earnings per share                                            $       0.97            $       0.82
                                                                  ===============         ===============
Diluted earnings per share                                          $       0.95            $       0.81
                                                                  ===============         ===============
Average shares outstanding                                           644,219,976             652,148,645
                                                                  ===============         ===============
Diluted average shares outstanding                                   662,482,772             662,873,939
                                                                  ===============         ===============
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Comparative segment sales data for the first 39 weeks of fiscal years 2004 and 2003 are summarized below.

                                                                           FOR THE 39-WEEK PERIOD ENDED
(Unaudited)                                                        ---------------------------------------
($000)                                                              MARCH 27, 2004         MARCH 29, 2003
SALES                                                              ---------------         ---------------
    Broadline                                                       $ 17,156,599            $ 15,796,806
    SYGMA                                                              2,561,446               2,133,252
    Other                                                              1,707,734               1,429,382
    Intersegment Sales                                                  (229,393)               (190,943)
                                                                  ---------------         ---------------
Total Sales                                                         $ 21,196,386            $ 19,168,497
                                                                  ===============         ===============
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



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
                                                 SYSCO CORPORATION
                                      CONSOLIDATED BALANCE SHEETS (Unaudited)
                                                   (In Thousands)

                                                                   MARCH 27, 2004         MARCH 29, 2003
                                                                  ---------------         ---------------

ASSETS
Current assets
   Cash                                                             $    172,695            $    186,956
   Receivables                                                         2,087,476               1,946,819
   Inventories                                                         1,373,251               1,256,397
   Prepaid expenses                                                       57,128                  60,775
                                                                  ---------------         ---------------
     Total current assets                                              3,690,550               3,450,947

Plant and equipment at cost, less depreciation                         2,088,314               1,829,021

Other assets
   Goodwill and intangibles                                            1,177,161               1,084,693
   Restricted cash                                                       169,220                  84,056
   Other                                                                 201,587                 207,168
                                                                  ---------------         ---------------
      Total other assets                                               1,547,968               1,375,917
                                                                  ---------------         ---------------
Total assets                                                        $  7,326,832             $ 6,655,885
                                                                  ===============         ===============


LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
   Notes payable                                                    $    105,922            $     81,492
   Accounts payable                                                    1,717,438               1,522,670
   Accrued expenses                                                      655,985                 617,373
   Accrued income taxes                                                   67,673                  15,242
   Deferred taxes                                                        296,567                 250,383
   Current maturities of long-term debt                                   10,296                  24,684
                                                                  ---------------         ---------------
     Total current liabilities                                         2,853,881               2,511,844

Other liabilities
   Long-term debt                                                      1,420,139               1,279,657
   Deferred taxes                                                        561,666                 476,629
   Other long-term liabilities                                           222,098                 190,721
                                                                  ---------------         ---------------
     Total other liabilities                                           2,203,903               1,947,007

Contingencies
Shareholders' equity
   Preferred stock                                                             -                       -
   Common stock, par $l per share                                        765,175                 765,175
   Paid-in capital                                                       317,003                 246,756
   Retained earnings                                                   3,762,183               3,202,358
   Other comprehensive loss                                             (144,862)                (65,435)
   Treasury stock                                                     (2,430,451)             (1,951,820)
                                                                  ---------------         ---------------
   Total shareholders' equity                                          2,269,048               2,197,034
                                                                  ---------------         ---------------

Total liabilities and shareholders' equity                          $  7,326,832            $  6,655,885
                                                                  ===============         ===============
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


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                                                   SYSCO CORPORATION
                                          CONSOLIDATED CASH FLOWS (Unaudited)
                                                    (In Thousands)

                                                                         FOR THE 39-WEEK PERIOD ENDED
                                                                  ---------------------------------------
                                                                  MARCH 27, 2004          MARCH 29, 2003
                                                                  ---------------         ---------------
Cash flows from operating activities:
  Net earnings                                                      $    626,616            $    535,552
  Add non-cash items:
      Depreciation and amortization                                      209,054                 204,155
      Deferred tax provision                                             408,139                 320,469
      Provision for losses on receivables                                 23,613                  24,444
  Additional investment in certain assets and
   liabilities, net of effect of businesses acquired:
      (Increase) in receivables                                          (85,195)               (175,262)
      (Increase) in inventories                                         (134,750)               (116,560)
      (Increase) in prepaid expenses                                      (4,701)                (18,740)
       Increase in accounts payable                                       77,154                 152,606
      (Decrease) in accrued expenses and other
         long-term liabilities                                           (60,333)                 (2,328)
      (Decrease) in accrued income taxes                                (283,980)                (20,158)
      (Increase) in other assets                                         (18,983)                (19,683)
                                                                  ---------------         ---------------
    Net cash provided by operating activities                            756,634                 884,495
                                                                  ---------------         ---------------
Cash flows from investing activities:
  Additions to plant and equipment                                      (379,390)               (310,392)
  Proceeds from sales of plant and equipment                              13,354                   9,528
  Acquisition of businesses, net of cash acquired                        (34,091)               (169,492)
  Increase in restricted cash balances                                   (90,223)                (52,056)
                                                                  ---------------         ---------------
    Net cash used for investing activities                              (490,350)               (522,412)
                                                                  ---------------         ---------------
Cash flows from financing activities:
  Bank and commercial paper (repayments) / borrowings                    (15,779)                115,039
  Other debt borrowings / (repayments)                                   184,966                  (7,432)
  Cash from termination of interest rate swap                              1,305                       -
  Common stock reissued from treasury                                    135,816                  81,971
  Treasury stock purchases                                              (508,963)               (372,808)
  Dividends paid                                                        (226,271)               (190,336)
                                                                  ---------------         ---------------
    Net cash used for financing activities                              (428,926)               (373,566)
                                                                  ---------------         ---------------
Effect of exchange rate changes on cash                                   (2,111)                      -
                                                                  ---------------         ---------------
Net decrease in cash                                                    (164,753)                (11,483)
Cash at beginning of period                                              337,448                 198,439
                                                                  ---------------         ---------------
Cash at end of period                                               $    172,695                $186,956
                                                                  ===============         ===============
Cash paid during the period for:
  Interest                                                          $     46,875            $     44,451
  Income taxes                                                      $    257,102            $     36,734


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

        COMPARATIVE SUPPLEMENTAL STATISTICAL INFORMATION RELATED TO SALES

Comparative SYSCO Brand Sales and Marketing Associate-Served Sales data for the third quarter of fiscal years 2004 and 2003 is summarized below.

                                                                        FOR THE 13-WEEK PERIOD ENDED
                                                                  --------------------------------------
                                                                  MARCH 27, 2004          MARCH 29, 2003
                                                                  ---------------         ---------------
 SYSCO Brand Sales as a % of MA-Served Sales                               57.4%                  56.5%

 SYSCO Brand Sales as a % of Total
    Traditional Broadline Sales in the U.S.                                48.7%                  48.4%

 MA-Served Sales as a % of Total Traditional
    Broadline Sales in the U.S.                                            52.8%                  53.3%
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Comparative SYSCO Brand Sales and Marketing Associate-Served Sales data for the first 39 weeks of fiscal years 2004 and 2003 is summarized below.

                                                                        FOR THE 39-WEEK PERIOD ENDED
                                                                  ---------------------------------------
                                                                  MARCH 27, 2004          MARCH 29, 2003
                                                                  ---------------         ---------------
 SYSCO Brand Sales as a % of MA-Served Sales                               57.3%                  56.7%

 SYSCO Brand Sales as a % of Total
    Traditional Broadline Sales in the U.S.                                48.9%                  48.8%

 MA-Served Sales as a % of Total Traditional
    Broadline Sales in the U.S.                                            54.1%                  54.5%
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